FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of November 14, 2018, by and among Fox Factory Holding Corp., a Delaware corporation (“FFH”), Fox Factory, Inc., a California Corporation (“FF”), and ST USA Holding Corp., a Delaware corporation (“ST USA” and together with FFH and FF, each a “Borrower” and, collectively, the “Borrowers”), the other Loan Parties party hereto, the several banks and other financial institutions party hereto (collectively, the “Lenders”) constituting the “Required Lenders” under the Credit Agreement (as defined below) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 11, 2016, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 11, 2016, that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 12, 2017 and that certain Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 30, 2017 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;
WHEREAS, the Borrowers have informed the Lenders and the Administrative Agent that the Borrowers may cause the transfer of the equity interests of Fox Factory GmbH, a company organized under the laws of Germany (“FF GmbH”), RFE Holding (Canada) Corp., a company organized under the laws of British Columbia and Fox Factory Switzerland GmbH, a company organized under the laws of Switzerland from FF to Fox Factory UK Limited (collectively, the “Corporate Reorganization”);
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent consent to the Corporate Reorganization and amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

1.Amendments.

(a)    Section 1.1 of the Credit Agreement, “Definitions”, is hereby amended by replacing sub-clause (ii)(L) of the defined term “Consolidated EBITDA” in its entirety with the following:

(L) non-recurring legal expenses and other non-recurring charges, provided that the amount attributable to this section (L), exclusive of any amounts attributable to (A) through (K) hereof, shall not exceed $10,000,000 in any four quarter period.

(b)    Section 1.1 of the Credit Agreement, “Definitions”, is hereby further amended by inserting the following new defined terms in correct alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Screen Rate” shall mean the rate specified in clause (i) of the definition of Adjusted LIBO Rate.

(c)    Section 1.3 of the Credit Agreement “Accounting Terms and Determination”, is hereby amended by inserting the following language at the end of such Section:

For the avoidance of doubt, any “capitalized lease obligation” as a result of the adoption of ASC 842 shall be excluded from Indebtedness for purposes of this Agreement so long as any such lease creating such “capitalized lease obligation” would not have been capitalized under GAAP as in effect on the Closing Date.

(d)    Section 2.12 of the Credit Agreement “Mandatory Prepayments”, is hereby amended by inserting the following language at the end of the seventh clause of subsection (c) of such Section:

; provided, however, notwithstanding anything to the contrary contained in clauses “fourth” and “sixth” above, any such prepayments made by the Borrowers with the proceeds from any sale and leaseback transaction shall be applied to the principal balance of the Revolving Loans prior to being applied to the principal balance of the Term Loans, such application of proceeds (other than with respect to the principal balance of the Term Loans and Revolving Loans) to otherwise be on the terms and conditions set forth in this subsection (c).

(e)    Section 2.16 of the Credit Agreement “Inability to Determine Interest Rates”, is hereby amended by replacing such Section in its entirety with the following:

Section 2.16.    Inability to Determine Interest Rates.

(a)     If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant interbank market, ad-equate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or

(ii)the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower Representative and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower Representative and the Lenders that the circumstances giv-ing rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrowers prepay such Loans in accordance with this Agreement. Unless the Borrower Representative notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or a Notice of Continuation/Conversion has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

(b)     If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.16(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Revolving Borrowing or Notice of Swingline Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(f)    Section 7.1 of the Credit Agreement, “Indebtedness and Preferred Equity”, is hereby amended by (i) deleting the “and” directly following the “;” in clause (q) of such Section, (ii) replacing the “.” at the end of clause (r) of such Section with “; and” and (iii) inserting the following new clause (s):

(s) (i) Capital Lease Obligations and Synthetic Lease Obligations entered into by the Borrowers or any of their Subsidiaries in connection with sale and leaseback transactions and/or (ii) other secured Indebtedness in order to finance the construction of any fixed or capital assets in connection with real estate development (provided that such Indebtedness is incurred prior to or within 180 days after the completion of such construction), in an aggregate amount not to exceed $100,000,000 at any time outstanding; provided, that in the case of sale and leaseback transactions that result in an operating lease, the Borrowers shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying that, before and after giving effect to such sale and leaseback transaction, the Borrowers are in pro forma compliance with each of the covenants set forth in Article VI.

(g)    Section 7.6 of the Credit Agreement, “Sale of Assets”, is hereby amended by (i) deleting the “and” directly following the “;” in clause (g) of such Section, (ii) replacing the “.” at the end of clause (h) of such Section with “; and” and (iii) inserting the following new clause (i):

(i)    the sale or other disposition of assets in connection with a sale and leaseback transaction related to the construction or acquisition of any fixed or capital assets in connection with real estate development, or the financing of any such construction or acquisition, so long as such sale and leaseback transaction is permitted under Section 7.1(s).

(h)    Section 7.9 of the Credit Agreement, “Sale and Leaseback Transactions”, is hereby amended by replacing such Section its entirety with the following:

Section 7.9.    [Reserved].

(i)    Section 10.14 of the Credit Agreement, “Patriot Act”, is hereby amended by replacing such Section in its entirety with the following:

Section 10.14.     Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

2.Consent; Release of Pledge.

(a)    Subject to the terms and conditions of this Amendment, the Administrative Agent and the Required Lenders hereby consent to (i) the Corporate Reorganization, notwithstanding Sections 7.3 and 7.4 of the Credit Agreement and (ii) the cash investment in the amount of $2,000,000 made, directly or indirectly, by FF to FF GmbH (the “German Investment”), notwithstanding Section 7.4 of the Credit Agreement, in each case so long as (x) each transaction contemplated in the Corporate Reorganization and the German Investment is completed on or before December 31, 2019 and (y) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to any transaction contemplated by the Corporate Reorganization or the German Investment.

(b)    Solely in connection with the Corporate Organization and subject to the terms and conditions of this Amendment, the Administrative Agent hereby expressly declares to grant, automatically and immediately upon the consummation of each transaction contemplated by the Corporate Reorganization and the effectiveness of this Amendment, an express, unconditional, full and irrevocable release of the Pledged Securities (as defined in the Guaranty and Security Agreement) set forth on Schedule I attached hereto.

3.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its reasonable costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Amendment from the Borrowers, each of the Guarantors and the Required Lenders.

4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)    Each Borrower and each of their Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership, limited liability company or other organization under the laws of the jurisdiction of its organization, (ii) -has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

(b) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member action;

(c)    The execution, delivery and performance by the Loan Parties of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (ii) will not violate any Requirement of Law applicable to any Borrower or any of their Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any Contractual Obligation of any Borrower or any of their Subsidiaries or any of their assets or give rise to a right thereunder to require any payment to be made by any Borrower or any of their Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of their Subsidiaries, except Liens (if any) created under the Loan Documents, except in the case of clauses (ii) and (iii) those the failure of which could not reasonably be expected to have a Material Adverse Effect;

(d)    This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.Reaffirmations and Acknowledgments.

(a)    Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrowers of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty and Security Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Guaranty and Security Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty and Security Agreement.

(b)    Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of or a consent to any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrowers and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWERS:

FOX FACTORY HOLDING CORP.

By: /s/ Zvi Glasman
Name: Zvi Glasman
Title: Chief Financial Officer

FOX FACTORY, INC.

By: /s/ Zvi Glasman
Name: Zvi Glasman
Title: Chief Financial Officer

ST USA HOLDING CORP.

By: /s/ Mark Meldrum
Name: Mark Meldrum
Title: President

GUARANTOR:

RFE Holding (US) Corp.

By: /s/ Zvi Glasman
Name: Zvi Glasman
Title: Chief Financial Officer

FF US HOLDING LLC

By: /s/ Zvi Glasman
Name: Zvi Glasman
Title: Chief Financial Officer

FF US ACQUISITION CORP.

By: /s/ Zvi Glasman
Name: Zvi Glasman
Title: Chief Financial Officer

FF US HOLDING CORP.

By: /s/ Zvi Glasman
Name: Zvi Glasman
Title: Chief Financial Officer

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent
By: /s/ Christian Sumulong
Name: Christian Sumulong
Title: Vice President

FIFTH THIRD, AN OHIO BANKING CORPORATION, as a Lender

By: /s/ Michael Kratofil
Name: Michael Kratofil
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Jeremy Fernandez
Name: Jeremy Fernandez
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Chris Zinn
Name: Chris Zinn
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Vanessa Printz
Name: Vanessa Printz
Title: Senior Vice President

Schedule I

Owner	Issuer	Class of Stock	No. of Shares	Certificate No.
Fox Factory, Inc.	Fox Factory Switzerland GmbH	common	65	Nr. 1
Fox Factory, Inc.	Fox Factory GmbH	n/a	16,250	n/a
Fox Factory, Inc.	RFE Holding (Canada) Corp.	common	650,000	2